Exhibit 8.1

SIGNIFICANT SUBSIDIARIES OF NOMAD FOODS LIMITED

Name	Activity	Country of incorporation	Ownership as of December 31, 2020

Nomad Foods Europe Holdings Limited	Holding	England	100%
Nomad Foods Europe Holdco Limited	Holding	England	100%
Nomad Foods Europe Finco Limited	Holding	England	100%
Nomad Foods Europe Midco Limited	Holding/Finance	England	100%
Nomad Foods Bondco Plc	Finance	England	100%
Nomad Foods Lux S.à.r.l.	Finance	Luxembourg	100%
Nomad Foods Europe Limited	Management	England	100%
Birds Eye Limited	Trading	England	100%
Nomad Foods Europe Finance Limited	Finance	England	100%
Birds Eye Ireland Limited	Trading	Republic of Ireland	100%
Iglo Holding GmbH	Holding	Germany	100%
Iglo Nederland B.V.	Trading	Netherlands	100%
Iglo Belgium S.A.	Trading	Belgium	100%
Iglo Portugal	Trading	Portugal	100%
Iglo Austria Holdings GmbH	Holding	Austria	100%
C.S.I. Compagnia Surgelati Italiana S.R.L	Trading	Italy	100%
Findus Sverige Holdings AB	Holding	Sweden	100%
Iglo GmbH	Trading	Germany	100%
Frozen Fish International GmbH	Trading	Germany	100%
Liberator Germany Newco GmbH	Property	Germany	100%
Iglo Austria GmbH	Trading	Austria	100%
Findus Sverige AB	Trading	Sweden	100%
Frionor Sverige AB	Holding	Sweden	100%
Findus Holdings France SAS	Holding	France	100%
Findus France SAS	Trading	France	100%
Findus España SLU	Trading	Spain	100%
Findus Danmark A/S	Trading	Denmark	100%
Findus Finland Oy	Trading	Finland	100%
Findus Norge AS	Trading	Norway	100%
Findus Norge Holding AS	Holding	Norway	100%
Toppfrys AB	Trading	Sweden	100%
Findus Switzerland AG	Trading	Switzerland	100%
LEDO plus d.o.o.	Trading	Croatia	100%
INDUSTRIJA SMRZNUTE HRANE FRIKOM DOO BEOGRAD	Trading	Serbia	100%
LEDO d.o.o Čitluk	Trading	Bosnia & Herzegovina	100%
IRIDA d.o.o.	Trading	Croatia	100%
LEDO Jégkrém és Fagyasztott Élelmiszer Gyártó és Forgalmazó Korlátolt Felelősségű Társaság	Trading	Hungary	100%
Ledo d.o.o. (LEDO, podjetje za trgovino s sladoledom, zmrznjeno hrano in storitve, d.o.o.)	Trading	Slovenia	100%

Exhibit 8.1

Ledo d.o.o. Podgorica (Društvo Za Proizvodnju, promet roba i usluga "Ledo" d.o.o. Podgorica)	Trading	Montenegro	100%
Ledo Sh.p.k.	Trading	Kosovo	100%
FRIKOM BEOGRAD DOOEL Cucer Sandevo	Trading	North Macedonia	100%